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                                                                     Exhibit 3.3

                          FIFTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 SOHU.COM INC.


     Sohu.com Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     A. The name of the Corporation is Sohu.com Inc. The date of the filing of its original Certificate of Incorporation (the "Original Certificate of Incorporation") with the Secretary of State of the State of Delaware was August 2, 1996, under the name of Internet Technologies China Incorporated. The Original Certificate of Incorporation was amended and restated on March 10, 1998, subsequently amended and restated on August 7, 1998, amended on September 28, 1999, amended and restated on October 15, 1999, and subsequently amended and restated on February 1, 2000 (the "Fourth Amended and Restated Certificate of Incorporation").

     B. This Fifth Amended and Restated Certificate of Incorporation (the "Certificate"), which amends, restates and integrates the provisions of the Fourth Amended and Restated Certificate of Incorporation, as amended to date, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), and was duly adopted by the written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL.

     C. The text of the Fourth Amended and Restated Certificate of Incorporation, as amended to date, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                   ARTICLE I

     The name of this corporation (the "Corporation") is Sohu.com Inc.

                                  ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

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                                   ARTICLE IV

     A.   Number of Shares and Classes of Stock.  The Corporation is authorized
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to issue two classes of stock to be designated, respectively, "Common Stock" and
"Preferred Stock." The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares, consisting of Twenty Nine Million (29,000,000) shares of Common Stock, $0.001 par value per share, and One Million (1,000,000) shares of Preferred Stock, $0.001 par value per share.

     B.   Preferred Stock; The Power to Designate.  The Board of Directors of
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the Corporation is hereby expressly vested with the power to issue one or more series of the Preferred Stock of the Corporation from time to time and by resolution to designate the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of any such series to the extent permitted under the DGCL.

     Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, irrespective of the provisions of 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.

                                   ARTICLE V

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The number of directors of the Corporation shall be determined in accordance with the By-Laws. Commencing with the first annual meeting of the stockholders after the effective date hereof, the directors of the Corporation shall be divided into two classes, as nearly equal as reasonably possible, as determined by the Board of Directors, with the initial term of office of the first class of such Directors ("Class I") to expire at the second annual meeting of the stockholders after the effective date hereof and the initial term of office of the second class of such directors ("Class II") to expire at the third annual meeting of the stockholders after the effective date hereof, with each class of directors to hold office until their successors have been elected and qualified. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the second year following the year of their election and until their successors have been duly elected and qualified. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

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          2.   The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The By-Laws of the Corporation may also be altered or repealed and new By-Laws may be adopted at any annual or special meeting of stockholders, by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

          3. Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Except as otherwise provided for herein or required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board or by the President, and any power of stockholders to call a special meeting is specifically denied.

          4. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not
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eliminate or limit the liability of a director of the Corporation (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

          Any proposed alteration, amendment or repeal of any provision of
Article V shall require the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes hereof as a single class; provided, however, that any such
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alteration, amendment or repeal by the stockholders of the Corporation (or by operation of law) shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such directors occurring prior to such amendment or repeal.

                                  ARTICLE VI

     The corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify directors of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his capacity as a director and as to action in another capacity during his tenure as a director, and shall continue as to a person who has ceased to be a director, and shall inure to the benefit of the heirs, executors and administrators of such a person.

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     Any amendment, modification or repeal of Article VI shall not adversely affect any right or protection in favor of any director existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such person occurring prior to such amendment, modification or repeal.

                                  ARTICLE VII

     From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article VII.

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     IN WITNESS WHEREOF, the undersigned has executed this Certificate on
__________, 2000.


                              By: _________________________
                                  Timothy B. Bancroft
                                  Assistant Secretary

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